UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2013
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)

(781) 280-4000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders
On June 6, 2013, at the Progress Software Corporation (the “Company”) 2013 Annual Meeting of Shareholders, the Company's shareholders voted on the following four matters and cast their votes as described below:

(1)	To elect seven directors to serve until the annual meeting of shareholders held in 2014 and until their respective successors are elected and qualified;

(2)
To approve the amendment and restatement of the Progress Software Corporation 2008 Stock Option and Incentive Plan, as amended, to, among other things, increase the maximum number of shares that may be issued under that plan by 7,500,000 shares;

(3)	To hold an advisory vote on the compensation of our named executive officers; and

(4)	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013.
The following is a summary of the voting results for each matter presented to the shareholders:
Proposal 1 - Election of Directors:

	Total Vote For Each Director	Total Vote Withheld From Each Director	Broker Non-Votes
Barry N. Bycoff	48,085,701	251,454	4,446,370
John R. Egan	46,822,794	1,514,361	4,446,370
Ram Gupta	46,917,757	1,419,398	4,446,370
Charles F. Kane	43,078,240	5,258,915	4,446,370
David J. Krall	47,824,494	512,661	4,446,370
Michael L. Mark	46,741,703	1,595,452	4,446,370
Philip M. Pead	48,189,293	147,872	4,446,370

Proposal 2 - Approval of the amendment and restatement of the Progress Software Corporation 2008 Stock Option and Incentive Plan, as amended, to, among other things, increase the maximum number of shares that may be issued under that plan by 7,500,000 shares:

For	Against	Abstain	Broker Non-Votes
39,005,628	9,287,458	44,069	4,446,370

Proposal 3- Approval, on an advisory basis, of the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
48,020,850	256,425	59,880	4,446,370

Proposal 4 - The ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2013:

For	Against	Abstain
50,324,656	2,408,040	50,829

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2013	Progress Software Corporation
	By:	/s/Chris Perkins
Chris Perkins
Senior Vice President, CFO